UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Avistar Communications Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 1, 2006

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (“Annual Meeting”) of Avistar Communications Corporation (the “Company” or “Avistar”), a Delaware corporation, will be held on June 1, 2006 at 1:00 p.m. Pacific Daylight Time, at 555 Twin Dolphin Drive, Suite 360, Redwood Shores, CA 94065, for the following purposes:

1.                To elect seven (7) directors to serve until the next Annual Meeting or until their successors are duly elected and qualified.

2.                To ratify the appointment of Burr, Pilger & Mayer, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

3.                To transact such other business as may properly come before the Annual Meeting including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 7, 2006 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

Sincerely,
/s/ GERALD J. BURNETT
Gerald J. Burnett
Chairman of the Board and
Chief Executive Officer
Redwood Shores, California
April 28, 2006

YOUR VOTE IS IMPORTANT IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

AVISTAR COMMUNICATIONS CORPORATION

PROXY STATEMENT FOR 2006
ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the board of directors of Avistar Communications Corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held Thursday, June 1, 2006 at 1:00 p.m. Pacific Daylight Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s principal executive offices located at 555 Twin Dolphin Drive, Suite 360, Redwood Shores, California, 94065. The Company’s telephone number at this location is (650) 610-2900.

These proxy solicitation materials and the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, including financial statements, were first mailed on or about May 4, 2006 to stockholders entitled to vote at the meeting.

Record Date

Stockholders of record at the close of business on April 7, 2006 (the “Record Date”) are entitled to notice of and to vote at the meeting. The Company has one series of common shares outstanding, designated Common Stock, $.001 par value. On the Record Date, 33,873,170 shares of the Company’s Common Stock were issued and outstanding and held of record by 69 stockholders. The Company is authorized to issue 10,000,000 shares of Preferred Stock and no such shares were issued or outstanding as of the Record Date.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Deliveries to the Company should be addressed to William L. Campbell, Corporate Secretary, 555 Twin Dolphin Drive, Suite 360, Redwood Shores, California 94065.

Voting

Each share of Common Stock outstanding on the Record Date is entitled to one vote. Every stockholder voting for the election of directors (Proposal One) may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares such stockholder is entitled to vote, or distribute such stockholder’s votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than seven candidates. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Additional information on cumulative voting is located in the section entitled “Election of Directors—Cumulative Voting.” Cumulative voting applies only to the election of directors. The proxy holders will cumulate all shares voted and will distribute those shares in such a manner to effect the election of as many nominees set forth in these proxy materials as possible. On all other matters, each share of Common Stock has one vote.

Solicitation of Proxies

This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain of the Company’s directors, officers and other employees, without additional compensation, personally or by other means.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”) who shall be a representative of the Company’s transfer agent. The Inspector will determine whether or not a quorum is present. In general, Delaware law also provides that to have a quorum a majority of shares entitled to vote must be present or represented by proxy at the meeting. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy if a quorum is present is required under Delaware law for approval of proposals presented to stockholders.

The Inspector will treat shares that are voted “WITHHELD” or “ABSTAIN” as being present and entitled to vote for purposes of determining the presence of a quorum. Such shares will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted (i) for the election of the nominees for the board of directors set forth herein; (ii) for the ratification of Burr, Pilger & Mayer, LLP to serve as independent registered public accountants of the Company for the fiscal year ending December 31, 2006; and (iii) at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if a stockholder does not otherwise instruct his or her broker, the broker may turn in a proxy card voting the stockholder’s shares “for” routine matters but expressly instructing that the broker is not voting on non-routine matters. A broker non-vote occurs when a broker expressly instructs on a proxy card that the broker is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Unless the stockholder has provided otherwise, his or her broker will have discretionary authority to vote his or her shares on the election of directors and ratification of auditors, which are considered routine matters.

Deadline for Receipt of Stockholder Proposals for 2007 Annual Meeting

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission (the “SEC”). Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2007 Annual Meeting must be received by the Company no later than January 4, 2007 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting unless the date of the meeting is delayed by more than 30 days from June 1, 2007. If a stockholder intends to submit a proposal at the Company’s 2007 Annual Meeting, which is not eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give the Company notice no later than March 20, 2007 in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended (the “1934 Act”). If such a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at the Company’s 2007 Annual Meeting.

The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the 2006 Annual Meeting. As of April 26, 2006, the Company had not received any requests to present matters at the June 1, 2006 Annual Meeting that are not set forth in this Proxy Statement.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of April 7, 2006 as to (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director or nominee to the board of directors of the Company; (iii) each of the Named Executive Officers (as defined below under “Executive Compensation and Other Matters—Executive Compensation—Summary Compensation Table”) and (iv) all directors, nominees to the board of directors and executive officers of the Company as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted, the address of each person listed on the table is c/o Avistar Communications Corporation, 555 Twin Dolphin Drive, Suite 360, Redwood Shores, CA 94065.

Beneficial Owner	Common Stock Beneficially Owned(1)	Percentage of Common Stock Beneficially Owned(1)
Dr. Gerald J. Burnett(2)	14,853,676	43.9
R. Stephen Heinrichs(3)	5,459,897	16.0
Fuller & Thaler Asset Management, Inc.(4) 411 Borel Avenue Suite 402, San Mateo CA 94402	3,559,100	10.5
William L. Campbell(5)	1,910,761	5.5
Dr. J. Chris Lauwers(6)	860,644	2.2
Robert J. Habig(7)	576,250	1.4
R. Jan Afridi(8)	264,909	*
Dr. Robert M. Metcalfe(9)	211,924	*
Robert P. Latta, Esq.(10)	149,937	*
James W. Zeigon(11)	35,187	*
Craig F. Heimark(12)	19,900	*
All directors and current executive officers as a group (12 persons)(13)	24,776,726	57.7

*                    Less than 1%

(1)          Applicable percentage ownership is based on 33,873,170 shares of Common Stock outstanding as of April 7, 2006, together with applicable options or warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after April 7, 2006 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2)          The shares are held by Dr. Burnett as a co-trustee of a marital trust, as to which he has sole voting and investing power.

(3)          5,020,952 shares are held by Heinrichs Revocable Trust, of which Mr. Heinrichs serves as a co-trustee and as to which he has sole voting and investing power as described in the Schedule 13D/A filed by Mr. Heinrichs on February 9, 2006. 265,508 shares are held indirectly by Mr. Heinrichs through Fairview Financial Corporation, over which Mr. Heinrichs has sole voting and investment power as described in the Schedule 13D/A filed by Mr. Heinrichs on February 11, 2005. Also included above are 173,437 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 7, 2006.

(4)          Based solely on Schedule 13G filings by Fuller & Thaler Asset Management, Inc. (“FTAM”) as of April 7, 2006, the shares reported above are held by FTAM as an investment adviser and such shares include 2,734,100 shares of Avistar common stock beneficially owned by Fuller & Thaler Behavioral Finance Fund, Ltd.

(5)          The shares are held by Mr. Campbell as co-trustee of a marital trust, as to which he has sole voting and investing power. Also included above are 962,499 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 7, 2006.

(6)          Dr. Lauwers’ shares include 595,000 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 7, 2006.

(7)          Mr. Habig’s shares include 576,250 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 7, 2006.

(8)          Mr. Afridi’s shares include 245,000 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 7, 2006.

(9)          Dr. Metcalfe’s shares include 148,124 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 7, 2006.

(10)   Mr. Latta’s shares include 139,937 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 7, 2006.

(11)   Mr. Zeigon’s shares include 27,187 shares of Common Stock that may be acquired upon exercise of stock options within 60 days after April 7, 2006.

(12)   Mr. Heimark’s shares include 12,500 shares of Common Stock that may be acquired upon exercise of stock options within 60 days after April 7, 2006.

(13)   Includes 3,318,684 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 7, 2006.

PROPOSAL ONE

ELECTION OF DIRECTORS

A Board of seven directors is to be elected at the Annual Meeting. The nominees for directors to be elected at the Annual Meeting are Gerald J. Burnett, William L. Campbell, Craig F. Heimark, R. Stephen Heinrichs, Robert P. Latta, Robert M. Metcalfe and James W. Zeigon. These seven nominees were approved by the Nominating Committee of the board of directors. If elected, each nominee will serve for an approximately one-year term and until his successor is elected and qualified or until his earlier resignation or removal. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominees named in this proxy statement, who are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. The Company is not aware that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominee to be voted for will be determined by the proxy holders.

Vote Required

If a quorum is present and voting, the nominees receiving the highest number of votes will be elected to the board of directors. Abstentions and broker non-votes are not counted in the election of directors.

Cumulative Voting

Every stockholder voting to elect a director may cumulate such stockholder’s votes and give to one of the candidates to be elected a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder is entitled, or distribute the stockholder’s votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than the number of directors to be elected. The proxy holders will, when voting for directors, cumulate the votes represented by the proxies received. No stockholder shall be entitled to cumulate votes for a candidate unless such candidate’s name has been properly nominated prior to the voting. If a stockholder chooses to cumulate his or her votes, the stockholder will need to submit a proxy card or a ballot, and make an explicit statement of his or her intent to cumulate his or her votes, either by so indicating in writing on the proxy card or by indicating in writing on the stockholder’s ballot when voting at the annual meeting. If the stockholder holds shares beneficially in street name and wishes to cumulate votes, the stockholder should contact his or her broker, trustee or nominee. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Cumulative voting will be in effect this year. As a result, the proxy holders will cumulate all shares voted at their discretion and will distribute those shares in such a manner to effect the election of as many of the directors proposed in these proxy materials as possible.

Information Concerning the Nominees and Incumbent Directors

The following table sets forth the name and age of each director of the Company and each nominee as of April 7, 2006, the principal occupation of each, and the period, if any, during which each has served as a director of the Company.

Name	Principal Occupation	Age	Director Since
Gerald J. Burnett

Gerald J. Burnett is one of the Company’s founders and has been Chairman of the Company’s board of directors and its Chief Executive Officer since March 2000. He served as Chief Executive Officer of Avistar Systems from December 1998 until March of 2000. From 1993 to 1997, he was a director of Avistar Systems or a principal of its predecessor limited partnership. He is a member of the Corporation (Board of Trustees) of the Massachusetts Institute of Technology. Dr. Burnett holds a B.S. and an M.S. from the Massachusetts Institute of Technology in electrical engineering and computer science and a Ph.D. from Princeton University in computer science and communications.

		63	1997
William L. Campbell

William L. Campbell is one of the Company’s founders and has been a member of the Company’s board of directors, and its Executive Vice President since March 2000, and its Chief Operating Officer since July 2005. He has been the Company’s Corporate Secretary since June 2001 and served as its interim Chief Financial Officer from April 2001 to May 2001. He has served as President and Chief Executive Officer of Collaboration Properties, Inc. (CPI) since December 1997. Mr. Campbell holds a B.S. in general engineering from the U.S. Military Academy and an M.S. in management from the Sloan School of the Massachusetts Institute of Technology.

		58	1997
Craig F. Heimark	Craig F. Heimark has served as a member of the Company’s board of directors since June 2005. He has been the Managing Partner of the Hawthorne Group, a strategic advisory firm focused on equity consulting to high growth information technology and financial companies, since 1998. During 2000 and 2001, Mr. Heimark provided consulting services to the Company. From 1990 to 1997, he served in various capacities at Swiss Bank Corporation Warburg, the predecessor company to UBS Warburg. Mr. Heimark holds a B.A. degree in Economics and a B.S. in Biology from Brown University.	51	2005
R. Stephen Heinrichs

R. Stephen Heinrichs is a founder of the Company and has served as a member of the board of directors of the Company since March 2000. Until his retirement in April 2001, he was Chief Financial Officer and Corporate Secretary of the Company and its subsidiaries. Mr. Heinrichs served as a strategic advisor to the Company from May 2001 to May 31, 2003. He is a member of the board of directors of PDF Solutions and Catapult Communications, both of which are technology companies. Mr. Heinrichs holds a B.S. in accounting from California State University in Fresno. He is a Certified Public Accountant.

		59	1997

Name	Principal Occupation	Age	Director Since
Robert P. Latta	Robert P. Latta has served as a member of the board of directors of the Company since February 2001. Mr. Latta is a member of the law firm Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”). Mr. Latta joined WSGR in 1979 and has been a partner since 1984. Mr. Latta and WSGR have represented the Company and its predecessors as corporate counsel since 1997. Mr. Latta is a member of the board of directors of Bridge Bank, N.A., a full-service business bank. Mr. Latta holds B.A. degrees in Economics and Psychology and a J.D. from Stanford University.	52	2001
Robert M. Metcalfe

Robert M. Metcalfe has served as a member of the board of directors of the Company since November 2000. Dr. Metcalfe has been a partner of Polaris Venture Partners since January 2001. Dr. Metcalfe served as Vice President of Technology for International Data Group (“IDG”), a publisher of technology, consumer and general how-to books from 1993 to 2001, and served as a member of the board of directors of IDG from 1998 to 2006. Dr. Metcalfe founded 3Com Corporation, a provider of networking products and solutions, in 1979, and served in various capacities, including Chief Executive Officer and Chairman of the Board, until 1990. Dr. Metcalfe is a member of the board of directors of the Massachusetts Institute of Technology (“MIT”). Dr. Metcalfe holds Bachelor degrees in electrical engineering and industrial management from MIT, a M.S. degree in applied mathematics from Harvard University and a Ph.D. in computer science from Harvard University. Dr. Metcalfe is a recipient of the IEEE Medal of Honor and is a member of the National Academy of Engineering. He was awarded the National Medal of Technology by President Bush in 2005.

		60	2000
James. W. Zeigon

James W. Zeigon was elected to the board of directors of the Company in 2004. Mr. Zeigon currently serves as a strategic consultant to global financial and operating service businesses. From April 2000 until April 2002, Mr. Zeigon served as Managing Director and Chief Executive Officer of Global Institutional Services for Deutsche Bank AG. During the same period, Mr. Zeigon also served as Vice Chairman of the Global Transaction Bank and as President of Bankers Trust Corporation, both subsidiaries of Deutsche Bank AG. Prior to that, Mr. Zeigon held several senior executive positions with The Chase Manhattan Corporation, and served as Senior Managing Director for Chase Global Services from 1997 to 1999. Mr. Zeigon holds a B.B.A. degree in business administration from Hofstra University and an M.B.A. from Adelphi University.

		58	2004

Board of Directors Meetings and Committees

The board of directors of the Company held four meetings during 2005 and acted by unanimous written consent three times in 2005. Each director then in office attended, either in person, by teleconference or by video conference, greater than 75% of the meetings held during the period he sat on the board of directors and the committees thereof, if any. David Solo served as a member of the board of directors of the Company from March 2000 until his resignation in June 2005. The board of directors has determined that each of Mr. Heimark, Mr. Latta, Dr. Metcalfe and Mr. Zeigon is an independent director within the meaning of NASDAQ Marketplace Rule 4200(a)(15), as currently in effect. The board of directors has an Audit Committee, a Compensation Committee, a Stock Option Committee and a Nominating Committee.

Audit Committee

The Audit Committee was formed in October 2000 and by resolution of the board of directors of the Company and currently consists of Messrs. Heimark, Metcalfe and Zeigon. Mr. Heimark replaced Mr. Solo as a member of the Audit Committee in June 2005. The Audit Committee oversees the accounting, financial reporting and audit processes; makes determinations regarding the selection of independent auditors; reviews the results and scope of audit and other services provided by the independent auditors; reviews the accounting principles and auditing practices and procedures to be used in preparing the Company’s financial statements; and reviews the Company’s internal controls. The Audit Committee works closely with management and the Company’s independent registered public accounting firm. The Audit Committee also meets with the Company’s independent registered public accounting firm in an executive session, without the presence of management, on a quarterly basis following completion of their quarterly reviews and annual audit and prior to the Company’s earnings announcements, to review the results of their work. The Audit Committee also meets with the Company’s independent accountants annually to approve the scope of the audit services to be performed. A copy of the Charter of the Audit Committee is attached as Exhibit A to this Proxy Statement.

The board of directors has determined that the proposed members of the Audit Committee are independent, as independence is defined in NASDAQ Marketplace Rule 4200(a)(15) and Rule 10A-3(b)(1) of the 1934 Act. The board of directors has further determined that Mr. Zeigon is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the SEC. The Audit Committee met six times during 2005. The Audit Committee Report for 2005 is included in this Proxy Statement.

Compensation Committee

The Compensation Committee was formed in March 2001 by resolution of the board of directors of the Company and currently consists of Messrs. Heimark, Metcalfe and Latta. Mr. Heimark replaced Mr. Solo as a member of the Compensation Committee in June 2005. The Compensation Committee is responsible for reviewing salaries, incentives and other forms of compensation for directors and executive officers, and for other employees of the Company as requested by the board of directors. In addition, the Compensation Committee reviews the various incentive compensation and benefit plans. A copy of the Charter of the Compensation Committee is attached as Exhibit B to this Proxy Statement.

Following the Annual Meeting and subject to the election of the nominees named in this Proxy Statement, the Compensation Committee is expected to consist of Messrs. Heimark, Metcalfe and Latta. The Compensation Committee met four times in 2005. The report of the Compensation Committee for 2005 is included in this Proxy Statement.

Stock Option Committee

The Stock Option Committee was formed in April 2001 by resolution of the board of directors of the Company and currently consists of Messrs. Burnett and Campbell. The Stock Option Committee is responsible for reviewing and approving stock option grants under the Company’s 2000 Stock Option Plan to new employees (excluding executive officers) and consultants and, in some cases, to existing employees as retention/recognition options, all in accordance with specific guidelines and directions established by the Compensation Committee. On a regular basis, all actions of the Stock Option Committee are reported to the Compensation Committee and to the board of directors. The Stock Option Committee acted by written consent seven times in 2005.

Nominating Committee

The Nominating Committee was formed in March 2004 by resolution of the board of directors of the Company and currently consists of Messrs. Latta, Zeigon and Metcalfe, each of whom is independent within the meaning of NASDAQ Marketplace Rule 4200(a)(15). Mr. Zeigon replaced Mr. Solo as a member of the Nominating Committee in June 2005. The Nominating Committee was formed to assist the board of directors in meeting applicable governance standards by monitoring the composition of the board of directors, and, when appropriate, seeking, screening and recommending for nomination qualified candidates (i) for election to the Company’s board of directors at the Company’s Annual Meeting and; (ii) to fill vacancies on the Company’s board or directors. A copy of the Charter of the Nominating Committee of the board of directors is attached as Exhibit C to this Proxy Statement. Following the Annual Meeting and subject to the election of the nominees named in this Proxy Statement, the Nominating Committee is expected to consist of Messrs. Latta, Metcalfe and Zeigon, each of whom is independent within the meaning of NASDAQ Marketplace Rule 4200(a)(15).

It is the policy of the Nominating Committee to consider both recommendations and nominations for candidates to the board of directors from stockholders holding the Company’s securities continuously from the time of nomination to the time of election of the board of directors. Stockholder recommendations for candidates to the board of directors must be directed in writing to Avistar Communications Corporation, Corporate Secretary, 555 Twin Dolphin Drive, 3rd Floor, Redwood Shores, CA 94065 or by telephone at (650) 610-2900, and must include: (i) the candidate’s name, age, business address and residence address; (ii) the candidate’s principal occupation; (iii) the number of shares of the Company which are beneficially owned by such candidate; (iv) detailed biographical data and qualifications and information regarding any relationships between the candidate and the Company within the current year and each of the prior three years; and (v) any other information relating to such candidate that is, or may in the future be required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act. A stockholder’s recommendation to the Secretary must also set forth: (i) the name and address, as they appear on the Company’s books, of the stockholder making such recommendation; (ii) the class and number of shares of the Company which are beneficially owned by the stockholder and the date such shares were acquired by the stockholder; (iii) any material interest of the stockholder in such nomination; (iv) a description of all arrangements or understandings between the stockholder making such nomination and the candidate and any other person or persons (naming such person or persons) pursuant to which the nomination is made by the stockholder; (v) a statement from the recommending stockholder in support of the candidate, references for the candidate, and an indication of the candidate’s willingness to serve, if elected; and (vi) any other information that is or may in the future be required to be provided by the stockholder pursuant to Regulation 14A under the 1934 Act, in his/her capacity as a proponent to a stockholder proposal.

Stockholder nominations to the board of directors must meet the requirements set forth in Section 2.2 of the Bylaws of the Company, a copy of which is available upon written request to the Corporate Secretary. In addition, procedures for stockholder direct nomination of directors for the 2007 annual meeting are discussed above under “Deadline for Receipt of Stockholder Proposals for 2007 Annual Meeting.”

The Nominating Committee currently uses the following procedures to identify and evaluate the individuals that it selects, or recommends that the board of directors select, as director nominees: (i) the Nominating Committee reviews the qualifications of any candidates who have been properly recommended or nominated by the stockholders, as well as those candidates who have been identified by management, individual members of the board of directors or, if the Nominating Committee determines, a search firm, (ii) the Nominating Committee considers the suitability of each candidate, including the current members of the board of directors, in light of the current size and composition of the board of directors, (iii) in evaluating the suitability of the candidates, the Nominating Committee considers relevant factors, including, among other things, issues of character, judgment, independence, expertise, diversity of experience, length of service, other commitments and the like, and (iv) after such review and consideration, the Nominating Committee selects, or recommends that the board of directors select, the slate of director nominees, either at a meeting of the Nominating Committee at which a quorum is present or by unanimous written consent of the Nominating Committee. Except as may be required by rules promulgated by The NASDAQ Stock Market or the SEC, the Nominating Committee does not currently believe that there are specific, minimum qualifications that must be met by each candidate for the board of directors, nor does it believe that there are specific qualities or skills that are necessary for one or more of the members of the board of directors to possess. These procedures may be modified at any time as may be determined by the Nominating Committee.

The Nominating Committee met once in 2005.

Communication with the Board of Directors

Stockholders may communicate with the board of directors by submitting an email to IR@avistar.com indicating ‘board of directors’ in the subject line, or by writing to the Company at Avistar Communications Corporation, Attention: board of directors, c/o Corporate Secretary, 555 Twin Dolphin Drive, 3rd Floor, Redwood Shores, California 94065. Stockholders who would like their submission directed to a specific member of the board of directors may so specify, and the communication will be forwarded, as appropriate.

Annual Meeting Attendance

Although the Company does not have a formal policy regarding attendance by members of the board of directors at the Company’s annual meetings of stockholders, directors are encouraged to attend annual meetings. Messrs. Burnett and Latta attended the 2005 Annual Meeting.

Code of Ethics

The board of directors has adopted a Business Conduct and Ethics Policy that is applicable to all the Company’s employees, officers and directors and to certain of its agents, contractors and consultants. A copy of the Business Conduct and Ethics Policy is available at http://www.avistar.com/company.cfm/sub/ethics.html. The Company will report any amendments or waivers for the Business Code and Ethics Policy for any of its officers or directors at http://www.avistar.com/company.cfm/sub/ethics.html. These codes are intended to deter wrongdoing and promote ethical conduct among the Company’s directors, officers, employees, agents, consultants and contractors.

Compensation of Directors

The Company’s employees do not receive any additional compensation for serving on the board of directors or its committees. Non-employee directors receive an annual fee of $10,000. All of the Company’s directors may be reimbursed for reasonable travel expenses incurred in attending board meetings.

The Company’s 2000 Director Option Plan (the “Director Plan”) provides options to purchase Common Stock to non-employee directors of the Company pursuant to an automatic non-discretionary grant mechanism. The exercise price of the options is 100% of the fair market value of the Common Stock on the grant date. The Director Plan currently provides for an initial grant (the “Initial Grant”) to a non-employee director of an option to purchase 50,000 shares of Common Stock. Subsequent to the Initial Grant, each non-employee director is granted an option to purchase 25,000 shares of Common Stock (the “Subsequent Grant”) at the meeting of the board of directors following each Annual Meeting, if on the date of the Annual Meeting, the director has served on the board of directors for at least six months. Each director who is a member of the Audit Committee of the board of directors is automatically granted an additional option to purchase Common Stock (a “Subsequent Audit Committee Option”) at the meeting of the board of directors following each Annual Meeting provided he or she is then a member of the Audit Committee of the board of directors. The Subsequent Audit Committee Option is for 10,000 shares for the Chairman of the Audit Committee and 5,000 shares for each other member of the Audit Committee. In June 2005, the Director Plan was amended to provide that all Subsequent Options and Subsequent Audit Committee Options shall be granted automatically on January 1 of each year starting in 2006, provided that the Outside Director has served on the Board for at least the preceding six months.

The Director Plan, provides for the following:(i) options granted under the plan shall continue to vest and be exercisable for so long as the option holder remains a director or consultant to the Company, subject to the term of the option; (ii) the time period for optionees to exercise options following the date on which they are no longer a director or consultant to the Company continues for a period of time that is determined by that service provider’s length of service, and (iii) the board of directors has the authority to make amendments to the Director Plan applicable to all options granted under the Director Plan, including options granted prior to the effective date of the amendment. The term of the options granted under the Director Plan is 10 years, but the exercise period of such options may be extended until the second anniversary of a Director’s termination depending on the Director’s length of service with the Company, or 12 months following the termination, if such termination is due to death or disability. The Initial Grants and the Subsequent Grants become exercisable at a rate of one-fourth of the shares on the first anniversary of the grant date, and then 1/48 of the shares during each subsequent month. In June 2005, Mr. Heimark was granted an initial option to purchase 50,000 shares of the Company’s Common Stock, at an exercise price of $2.25 per share. Also in June 2005, former board member, David Solo, was granted a fully-vested option to purchase 145,000 shares of the Company’s Common Stock under the Company’s 2000 Stock Option Plan at an exercise price of $2.91 in recognition of Mr. Solo’s contributions to the Company. In July 2005, Messrs. Heinrichs, Latta, Metcalfe and Zeigon were each granted a Subsequent Grant to purchase 25,000 shares of the Company’s Common Stock at an exercise price of $2.50 per share. Also in July 2005, in consideration for service on the Audit Committee of the board of directors, Messrs. Heimark and Metcalfe were each granted a Subsequent Audit Committee Option to purchase 5,000 shares at an exercise price of $2.50 per share, and Mr. Zeigon, as Chairman of the Audit Committee, was granted an option to purchase 10,000 shares of the Company’s Common Stock at $2.50 per share.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently, or has been during the last three years, an officer or employee of the Company or its subsidiaries. No member of the Compensation

Committee, or executive officer of the Company, serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s board of directors or Compensation Committee.

The Company’s Board of Directors unanimously recommends voting “For” the nominees set forth herein.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee has selected Burr, Pilger & Mayer, LLP, or BPM LLP, as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2006, and recommends that stockholders vote for ratification of such appointment. Before making its selection, the Audit Committee carefully considered that firm’s qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm; as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s Rules on Auditor Independence, including the nature and extent of non-audit services provided by BPM LLP, to ensure that they will not impair the independence of the accountants. The Audit Committee expressed its satisfaction with BPM LLP in all of these respects. Representatives of BPM LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

For fiscal 2005, BPM LLP billed the Company $132,600 in fees and expenses for the audit of its annual financial statements included in its annual report on Form 10-K, and review of the Company’s unaudited interim quarterly financial statements included in its quarterly reports on Form 10-Q.

For fiscal 2004, KPMG LLP, the Company’s former independent auditor, billed the Company $140,000 in fees for the audit of its annual financial statements included in its annual report on Form 10-K, and review of the Company’s unaudited interim quarterly financial statements included in its quarterly reports on Form 10-Q.

Audit Related Fees

BPM LLP did not bill the Company for any audit related fees in fiscal 2005. KPMG LLP billed the Company for audit related fees in fiscal 2005 of $7,840 related to the transition of audit activities to BPM LLP, and work associated with the Company’s response to the SEC Staff’s review of Avistar’s 2004 10K. For fiscal 2004, KPMG LLP did not bill the Company for any audit related fees.

Tax Fees and All Other Fees

BPM LLP did not provide, and the Company did not pay BPM LLP for, any other professional services to the Company in the fiscal 2005. The Company did not engage KPMG LLP or BPM LLP to provide advice regarding financial information systems design and implementation during fiscal 2005 or 2004.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants subject to limited discretionary authority granted to the Company’s chief financial officer. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. The independent accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent accountants in accordance with this pre-approval, and the fees for the services performed to date. The

Audit Committee may also pre-approve particular services on a case-by-case basis. The services provided by BPM LLP and KPMG LLP as described above were approved by the Audit Committee.

For fiscal 2005, the Audit Committee considered whether the services rendered by BPM LLP were compatible with maintaining BPM LLP’s independence as accountants of the Company’s financial statements, and concluded that they were.

Vote Required

Stockholder ratification of the selection of BPM LLP as the Company’s independent accountants is not required by applicable law. However, the board of directors is submitting the selection of BPM LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the Company’s best interests and in the best interests of the Company’s stockholders.

If a quorum is present and voting, the affirmative vote of a majority of the shares voting shall be required to ratify the appointment of BPM LLP. Abstentions and “broker non-votes” are not counted in the ratification of BPM LLP’s appointment.

The Company’s Board unanimously recommends a vote “For” the ratification of the appointment of Burr, Pilger & Mayer, LLP as the Company’s independent registered public accounting firm for fiscal 2006.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Officers

Our executive officers and their ages as of April 7, 2006 were as follows:

Name	Age	Position
Gerald J. Burnett	63	Chairman of the Board and Chief Executive Officer
William L. Campbell	58	Vice Chairman, and Chief Operating Officer and Secretary
Robert J. Habig	51	Chief Financial Officer
J. Chris Lauwers	46	Chief Technology and Product Officer
Anton F. Rodde	63	President, Collaboration Properties, Inc.
Robert T. Garrigan	45	Vice President, Sales
Stephen F. Arisco	47	Vice President, Operations and Customer Support

Gerald J. Burnett and William L. Campbell.   See Proposal One—Election of Directors above.

Robert J. Habig has been the Company’s Chief Financial Officer since May 2001. He had previously served as Chief Financial Officer at think3 Corporation, a private computer-aided design software company from March 1999 to February 2001, as Chief Financial Officer at CrossWorlds Software, Inc., an enterprise software company from July 1998 to February 1999, as Executive Vice President at First Data Corporation, a financial transactions processing company, from May 1997 to June 1998, as a business unit Chief Financial Officer at AlliedSignal Corporation, an automotive, aerospace and chemical manufacturing company from 1994 to 1997, and held a number of positions with PepsiCo from 1979 to 1994. Mr. Habig holds a B.A. in economics and business from Lafayette College and an M.B.A. from the Simon Graduate School of Business at the University of Rochester.

J. Chris Lauwers has been the Company’s Chief Technology and Product Officer since February 2000. He served as Vice President of Engineering of Avistar Systems from 1994 to 2000. He previously served as Principal Software Architect at Vicor Inc., a private e-business product solutions and engineering consulting company, from 1990 to 1994, and as a research associate at Olivetti Research Center from 1987 to 1990. Mr. Lauwers holds a B.S. in electrical engineering from the Katholieke Universiteit Leuven of Belgium. Mr. Lauwers also holds an M.S. and a Ph.D. in electrical engineering and computer science from Stanford University.

Anton F. Rodde has been the President of Collaboration Properties, Inc., since December 2003. Prior to joining CPI, he served as President and CEO of Western Data Systems, an ERP software company, from 1991 to 2003, as President and General Manager of several subsidiaries of Teknekron Corporation, a technology incubator, from 1984 to 1991, as founder and President of Control Automation, a robotics company, from 1980 to 1984, and held a variety of technical and management positions at AT&T from 1970 to 1980. Mr. Rodde holds a B.S. in physics from Benedictine University and an M.S. and Ph.D. in physics from the Illinois Institute of Technology.

Robert Garrigan joined Avistar in May 2005 as Vice President of Sales. Prior to joining Avistar, Mr. Garrigan was senior vice president of sales at The NewsMarket, Incorporated, a broadcast news distribution service delivering video content for Fortune 500 companies, and government and non-government organizations via an Internet-based platform from September 2004 to May 2005. With over twenty years of experience, Mr. Garrigan has held senior positions at Thomson Financial in both the US and Europe and with IntraLinks in New York. Mr. Garrigan holds a B.A. in Economics from State University of New York.

Stephen F. Arisco has been the Company’s Vice President of Operations and Customer Service since February 2000. He previously served as the Director of Operations and Customer Service of Avistar Systems from December 1997 to January 2000. From 1987 through December 1997, he was Director of Customer Service and Operations at TRW Financial Systems, Inc., a systems integration company. Mr. Arisco holds a B.S. in Business from the University of Phoenix.

Executive Compensation

Summary Compensation Table

The following Summary Compensation Table sets forth certain information regarding the compensation of the Chief Executive Officer of the Company and the four next most highly compensated executive officers (collectively with the Chief Executive Officer, the “Named Executive Officers”) of the Company in 2005 for services rendered in all capacities to the Company for the years indicated.

				Long-Term
				Compensation
				Awards
				Number of
				Securities
	Fiscal	Annual Compensation		Underlying	Other
Name and Principal Position	Year	Salary(1)($)	Bonus($)	Options(#)(2)	Compensation(4)$
Gerald J. Burnett	2005	252,750	—	—	1,665
Chairman of the Board and	2004	223,167	—	—	1,665
Chief Executive Officer	2003	200,000	—	—	1,665
William L. Campbell(3)	2005	224,170	—	100,000	1,453
Vice Chairman, Executive	2004	201,667	—	125,000	1,453
Vice President and Corporate Secretary	2003	200,000	—	320,000	1,453
Robert J. Habig	2005	230,930	—	75,000	1,251
Chief Financial Officer	2004	204,375	—	125,000	1,251
	2003	202,500	—	100,000	1,251
R. Jan Afridi	2005	225,855	—	60,000	—
Vice President, Sales—Financial Services	2004	203,793	3,315	50,000	—
	2003	166,327	—	20,000	—
J. Chris Lauwers	2005	229,167	—	100,000	1,000
Chief Technology & Product Officer	2004	204,375	—	125,000	1,000
	2003	202,500	—	150,000	630

(1)          Includes annual salary and commissions paid in 2005.

(2)          These shares are subject to exercise under stock options granted under the Company’s 2000 Stock Option Plan. See “—Option Grants in Last Fiscal Year.”

(3)          Also serves as Chief Executive Officer of Collaboration Properties, Inc., a subsidiary of the Company.

(4)          Other compensation consists of the Company’s contribution to the executives’ supplemental disability insurance.

Option Grants in Last Fiscal Year

The following table provides information relating to stock options awarded to each of the Named Executive Officers during 2005. All such options were awarded under the Company’s 2000 Stock Option Plan.

	Individual Grants (5)
	Number of	Percent of			Potential Realizable Value
	Securities	Total Options			at Assumed Rates of Stock
	Underlying	Granted to	Exercise Price		Price Appreciation for
	Options	Employees	Per Share	Expiration	Option Term(1)
Name	Granted(#)	in 2005(%)(4)	($)(2)(3)	Date	5%($)	10% ($)
Gerald J. Burnett	—	—	—	—	—	—
William L. Campbell	100,000	5.5	$2.91	4/20/15	474,000	754,800
Robert J. Habig	75,000	4.1	$2.91	4/20/15	355,500	566,100
R. Jan Afridi	60,000	3.3	$2.91	4/20/15	284,400	452,880
J. Chris Lauwers	100,000	5.5	$2.91	4/20/15	474,000	754,800

(1)          The potential realizable values are (i) net of exercise price and before taxes, (ii) assume that the option is exercised at the exercise price and is sold on the last day of its term at the appreciated price, and (iii) are based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant to the expiration of the ten year option term (or such shorter option term applicable to an affiliate). These numbers are calculated based on the requirements promulgated by the SEC and do not reflect the Company’s estimate of future price growth.

(2)          Options were granted at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant, as determined by reference to the closing sale price of the Common Stock on The NASDAQ Capital Market on the date of the grant, except in the case of executive officers who hold more than 10% of the outstanding voting stock, in which case the exercise price equals 110% of the fair market value on the date of grant.

(3)          Payment for shares issued upon exercise of an option may consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of shares acquired upon exercise of an option either have been owned by the optionee for more than six months on the date of surrender, and (y) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised, (iv) consideration received under a cashless exercise program implemented by the Company, (v) delivery of a properly executed exercise notice and any other such documents as the Administrator shall require and delivery to the Company of the sale proceeds required to pay the exercise price, or (vii) such other consideration and method of payment for the issuance of shares to the extent permitted under applicable laws.

(4)          Based on options to purchase 1,814,500 shares of Common Stock granted to all employees in 2005.

(5)          25% of the shares subject to these options vest 12 months after their grant date, and 6.25% of the shares subject to such options vest at the conclusion of each three-month period thereafter provided that the optionee continues to provide services to the Company on each such date.

Aggregate Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

The following table sets forth certain information regarding the exercise of stock options by the Named Executive Officers during 2005 and the value of stock options held as of December 31, 2005 by the Named Executive Officers. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 2005. Also reported are the values for “in-the-money” options, which represent the positive spread between the exercise price of any such existing stock options and the December 31, 2005 price of the Company’s common stock.

			Number of Securities Underlying		Value of Unexercised
	Shares		Unexercised Options at		In-the-Money Options at
	Acquired on	Value	December 31, 2005		December 31, 2005($)(2)
Name	Exercise(#)	Realized(#)(1)	Exercisable(#)	Unexercisable (#)	Exercisable	Unexercisable
Gerald J. Burnett	—	—	—	—	—	—
William L. Campbell	—	—	863,125	316,875	199,625	112,675
Robert J. Habig	—	—	520,625	199,375	78,025	56,575
R. Jan Afridi	—	—	218,750	101,250	53,200	17,500
J. Chris Lauwers	—	—	526,875	243,125	231,275	68,575

(1)          Fair market value of the Company’s Common Stock as of the date of exercise minus the exercise price.

(2)          Fair market value is the closing sale price of the Company’s Common Stock as of December 31, 2005 ($1.54) as reported on The NASDAQ Capital Market minus the exercise price.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee of the Board of Directors. The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2005 with management. In addition, the Audit Committee has discussed with Burr Pilger and Mayer, LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee). The Audit Committee also has received the written disclosures and the letter from BPM, LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of BPM, LLP with that firm.

Based on the Audit Committee’s review of the matters noted above and its discussions with the Company’s independent auditors and its management, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Respectfully submitted by the Audit Committee of the Company’s board of directors:

Craig F. Heimark
Dr. Robert M. Metcalfe
James W. Zeigon

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the board of directors reviews and approves the Company’s executive compensation policies. The following is the report of the Compensation Committee describing the compensation policies and rationales applicable to the Company’s executive officers with respect to the compensation paid to such executive officers for 2005. Actual compensation earned during the fiscal year by the Named Executive Officers is shown in the Summary Compensation Table above.

Compensation Philosophy

The Company’s philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The primary goal of the Company’s executive compensation program, therefore, is to closely align the interests of the executive officers with those of the Company’s stockholders. To achieve this goal, the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a portion of the executive’s total compensation at risk, tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in the Company. To achieve these goals, the Compensation Committee has established an executive compensation program primarily consisting of cash compensation and stock options.

The cash component of total compensation, which consists primarily of base salary, is designed to compensate executives competitively within the industry and marketplace. Generally, executive officer salaries are targeted at or above the average rates paid by competitors so as to enable the Company to attract, motivate and retain highly skilled executives. Executive salaries in 2005 were established by the Compensation Committee based upon the Radford Survey, a nationally recognized executive compensation survey, and the recommendations of an independent outside consultant retained by the Company. Using the comparable recommended salary ranges, the Compensation Committee established the 2005 salaries for executives based on job responsibilities, level of experience, individual performance and contribution to the business.

In addition to base salary, the Company occasionally pays bonuses to its executive officers, based on individual and overall Company performance. Sales executives are also eligible for additional cash payments above their base salaries for achieving specific performance goals or in connection with sales commissions.

The Company provides long-term incentives through its 2000 Stock Option Plan (the “Plan”). The purpose of the Plan is to attract and retain its best employee talent available and to create a direct link between compensation and the long-term performance of the Company. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company. All options granted to executive officers to date have been granted at the fair market value of the Company’s common stock on the date of grant except in the case of executive officers who hold more than 10% of the outstanding voting stock, in which case the exercise price equals 110% of the fair market value on the date of grant. The Compensation Committee considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company’s long-term strategic performance goals. The Committee has considered the implications of accounting changes related to the expensing of options, and will continue to consider alternate methods to provide similar incentives while mitigating adverse accounting charges.

During 2005, the compensation of Gerald J. Burnett, the Company’s Chairman of the board of directors and Chief Executive Officer, consisted of a total salary of $252,750. The Committee reviewed the Chief Executive Officer’s salary, without Dr. Burnett present, using the same criteria and policies as are employed for the other executive officers. Specific factors considered in compensation decisions regarding Dr. Burnett included CEO compensation among the Company’s peer group of companies, publicly available compensation survey results, the Company’s revenue and operating income in 2005 as compared to 2004, the strategic decisions made by Dr. Burnett and the overall contribution of Dr. Burnett to the Company’s business in 2005.

Section 162(m)

The Compensation Committee has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company’s executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Named Executive Officers, unless compensation is performance-based.

Respectfully submitted by the Compensation Committee of the Company’s board of directors.

Craig F. Heimark
Dr. Robert M. Metcalfe
Robert P. Latta, Esq.

Certain Transactions

Transactions with UBS Warburg LLC

UBS Warburg LLC and its affiliates have purchased systems and services from the Company in the past and may continue to do so in the future. In 2005, such purchases constituted 45% of the Company’s revenue. David M. Solo, one of the Company’s directors until June 1, 2005, was an officer of GAM Holding, a subsidiary of UBS AG, which in turn is an affiliate of UBS Warburg LLC. GAM Holding constituted less than 5% of UBS AG’s total revenue in 2005. Previously, Mr. Solo served as an executive officer, and subsequently, a strategic advisor of UBS AG.

Transactions with Management and Others

On February 27, 2002, the Company entered into a Loan and Security Agreement with a financial institution to borrow up to $4.5 million under a revolving line of credit. The agreement, as amended, includes a first priority security interest in all our assets, excluding intellectual property. Gerald Burnett, our Chairman and Chief Executive Officer, provided a collateralized guarantee to the financial institution, assuring payment of our obligations under the agreement and as a consequence, a number of restrictive covenants from the original Loan and Security Agreement were deleted. On February 27, 2004, the Loan and Security Agreement was amended to change the maximum borrowings thereunder to $3.5 million, subject to certain quick ratio and loan to value covenants, and to extend the term of the Loan and Security Agreement to February 27, 2005. In connection with this amendment, Dr. Burnett’s collateralized guarantee was amended to reduce the amount of such guarantee to $3.5 million. There were no outstanding borrowings under the line of credit as of December 31, 2004. The Loan and Security Agreement and Dr. Burnett’s guarantee expired by their terms on February 27, 2005.

Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”) is a law firm that has provided legal services to the Company since its inception, and prior to that, to its predecessor entities. For 2005, the Company paid WSGR $118,758 in legal fees. Mr. Latta, a director of the Company, is a member of WSGR. It is anticipated that WSGR will continue to provide legal services to the Company in the current year.

PERFORMANCE GRAPH

Set forth below is a line graph comparing the percentage change in the cumulative return to the stockholders of the Company’s Common Stock with the cumulative return of The NASDAQ National Market, U.S. Index and a group of industry peers within the communications software infrastructure and video communications industries (the “Industry Peer Group”) for the period commencing August 17, 2000 and ending on December 31, 2005. Returns for the indices are weighted based on market capitalization at the beginning of each fiscal year. The Company’s Common Stock was transferred from The NASDAQ National Market to The NASDAQ Capital Market on October 30, 2002.

TOTAL RETURN TO STOCKHOLDERS
(Assumes $100 investment on 12/29/00)

Total Return Analysis

	12/29/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005
Avistar Communications Corp.	$100.00	$44.44	$5.10	$33.73	$29.52	$34.22
Peer Group	$100.00	$86.85	$58.73	$103.31	$115.11	$119.23
NASDAQ Composite	$100.00	$78.94	$54.06	$81.10	$88.07	$89.27

Source: CTA Public Relations www.ctapr.com (303) 665-4200. Data from BRIDGE Information Systems, Inc.

(1)          The above graph sets forth the cumulative total return to Avistar’s stockholders during the period from August 17, 2000 to December 31, 2005. The graph assumes the investment on August 17, 2000 (the date of the Company’s initial public offering) of $100 in the Common Stock of the Company, The NASDAQ Stock Market Index, and an Industry Peer Group. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

(2)          The Industry Peer Group consists of Webex Communications, Inc., RealNetworks Inc., Packeteer, Inc., and Radvision Ltd. Although the companies included in the industry peer group were selected because of similar industry characteristics, they are not entirely representative of the Company’s business.

The information contained above under the captions “Report of the Audit Committee of the Board of Directors,” “Report of the Compensation Committee of the Board of Directors” and “Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Act, except to the extent that the Company specifically incorporates it by reference into such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from reporting persons, the Company believes that during 2005, all executive officers, directors and greater than ten percent stockholders complied with all applicable filing requirements, except that a Forms 4 relating to an option granted to Mr. Robert Garrigan on April 20, 2005 was filed on April 25, 2005.

Other Matters

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the board of directors may recommend.

The Company has adopted a procedure approved by the Securities and Exchange Commission called “house holding.” Under this procedure, a house holding notice will be sent to stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials, and they will receive only one copy of our annual report and proxy statement unless one or more of these stockholders notifies the Company that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in house holding will continue to receive a separate proxy card.

If any stockholders in your household wish to receive a separate annual report and a separate proxy statement, they may contact the Company at (650) 610-2900. They may also send an email to Investor Relations at ir@avistar.com. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by calling or writing to Investor Relations.

THE BOARD OF DIRECTORS
Dated: April 28, 2006

Exhibit A

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
AVISTAR COMMUNICATIONS CORPORATION

(As amended and restated January 22, 2003)

PURPOSE:

The purpose of the Audit Committee of the Board of Directors of Avistar Communications Corporation (the “Company”) shall be to:

•       Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•       Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls;

•       Prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement;

•       Provide the Company’s Board with the results of its monitoring and recommendations derived therefrom; and

•       Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

SCOPE & POLICY:

Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Audit Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior. The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the Audit Committee, as representatives of the Company’s stockholders. The Audit Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors.

MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

•       Each member will be an independent director, as defined in (i) NASDAQ Rule 4200; (ii) Section 10A(m) of the Securities Exchange Act of 1934, as amended, and (iii) Section 301 of the Sarbanes-Oxley Act of 2002;

•       Each member will be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement, in accordance with the NASDAQ National Market Audit Committee requirements; and

•       At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

•       Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•       Appointing, compensating, determining funding for and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) as set forth in Section 301 of the Sarbanes-Oxley Act for the purpose of preparing or issuing an audit report or related work;

•       Pre-approving audit and permissible non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible) as set forth in Section 202 of the Sarbanes-Oxley Act; in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

•       Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent auditors’ peer review conducted every three years; (iv) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

•       Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•       Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•       Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•       Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•       Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•       Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•       Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•       Reviewing the Company’s compliance with employee benefit plans;

•       If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•       As appropriate, engaging, obtaining advice and assistance from and determine funding for outside legal, accounting or other advisors as set forth in Section 301 of the Sarbanes-Oxley Act;

•       Reviewing and approving in advance any proposed related party transactions;

•       Reviewing its own charter, structure, processes and membership requirements;

•       Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•       Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

MEETINGS:

The Audit Committee will meet at least four times each year and approve (remotely, in person or by teleconference) SEC filings at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Audit Committee under this charter.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Committee’s charter.

COMPENSATION:

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

DELEGATION OF AUTHORITY:

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

Exhibit B

CHARTER FOR THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
OF AVISTAR COMMUNICATIONS CORPORATION

(As amended January 22, 2003)

PURPOSE:

The purpose of the Compensation Committee established pursuant to this charter is to assume oversight responsibility for the executive compensation policies and strategies of Avistar Communications Corporation and its subsidiaries (the “Company”) and to review and make recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation and loans, and all bonus and stock compensation to all employees.

The Compensation Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board of Directors from time to time prescribes.

STATEMENT OF PHILOSOPHY:

The philosophy of the Compensation Committee is to provide compensation to the Company’s officers and directors in such a manner as to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide incentives for such persons to perform to the best of their abilities for the Company, and to promote the success of the Company’s business.

MEMBERSHIP:

The members of the Compensation Committee are appointed by and serve at the discretion of the Board of Directors. The Compensation Committee shall consist of at least two members and shall be composed:

•       At least two “Outside Directors” as such term is defined with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended; and

•       At least two “Non-employee Director” within the meaning of Rule 16b-3 of the rules promulgated under the Securities Exchange Act of 1934, as amended.

Subject to the foregoing, the Compensation Committee may include members who are not Outside Directors nor Non-employee Directors provided that such members abstain or recuse themselves from all voting of the Compensation Committee relating to equity compensation of any officer or director of the Company.

RESPONSIBILITIES:

The responsibilities of the Compensation Committee include:

1.                Establish and administer general compensation goals and philosophies for the Company’s employees at all levels, including general performance goals and measurement guidelines for the determination of bonuses and other forms of incentive compensation, and determine whether such performance goals are attained;

2.                The Compensation Committee shall annually review and approve for the CEO and the executive officers of the Company (a) the annual base salary, (b) the annual incentive bonus, including the specific goals and amount, (c) equity compensation, (d) employment agreements, severance arrangements, and change in control agreements/provisions, and (e) any other benefits, compensation or arrangements;

3.                Reviewing and making recommendations from time to time to the Board of Directors regarding general equity and cash compensation incentives for the outside directors on the Board of Directors;

4.                Acting as administrator of the Company’s equity incentive plans. In its administration of the plans, the Compensation Committee may, pursuant to authority delegated by the Board of Directors (i) grant stock options or stock purchase rights to individuals eligible for such grants (including grants to individuals subject to Section 16 of the Securities Exchange Act of 1934 in compliance with Rule 16b-3 promulgated thereunder, and in accordance with procedures and guidelines as may be established by the Board of Directors, and (ii) amend such stock options or stock purchase rights. The Compensation Committee shall also make recommendations to the Board of Directors with respect to amendments to the plans and changes in the number of shares reserved for issuance thereunder;

5.                Reviewing and making recommendations to the Board of Directors regarding other plans that are proposed for adoption or adopted by the Company for the provision of compensation to employees of, directors of and consultants to the Company;

6.                Preparing a report (to be included in the Company’s proxy statement) which describes: (a) the criteria on which compensation paid to the Chief Executive Officer and other executive officers for the last completed fiscal year is based; (b) the relationship of such compensation to the Company’s performance; and (c) the Compensation Committee’s executive compensation policies applicable to executive officers;

7.                Authorizing the repurchase of shares from terminated employees pursuant to applicable law;

8.                The Compensation Committee may form and delegate authority to subcommittees when appropriate;

9.                The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval;

10.         The Compensation Committee shall annually review its own performance; and

11.         The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used by the Company to assist in the evaluation of CEO or executive officer compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

MEETINGS:

It is anticipated that the Compensation Committee will meet at least two (2) times each year. However, the Compensation Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

At a minimum of one of such meetings annually, the Compensation Committee will consider stock plans, performance goals and incentive awards, and the overall coverage and composition of the compensation package.

MINUTES:

The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

The Compensation Committee will provide written reports to the Board of Directors of the Company regarding recommendations of the Compensation Committee submitted to the Board of Directors for action and copies of the written minutes of its meetings.

Exhibit C

AVISTAR COMMUNICATIONS CORPORATION
a Delaware corporation

CHARTER OF THE NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS

(As adopted by the Board of Directors on March 12, 2004)

PURPOSE:

The Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Avistar Communications Corporation, a Delaware corporation (the “Company”), will assist the Company in meeting applicable governance standards by monitoring the composition of the Board and, when appropriate, seeking, screening and recommending for nomination qualified candidates for election to the Board at the Company’s Annual Meeting of Stockholders. In addition, the Committee will seek qualified candidates to fill vacancies on the Board subject to appointment by the Board. The Committee will evaluate candidates identified on its own initiative, including incumbent directors, as well as candidates referred to it by other members of the Board, by the Company’s management, by stockholders who submit names to the Company’s corporate secretary for referral to the Committee in accordance with the Bylaws of the Company, or by other external sources. The Committee will also evaluate the Board’s structure and practices and, when appropriate, recommend new policies to the full Board.

MEMBERSHIP:

The Committee will consist of a minimum of two (2) members of the Board. The Committee shall be constituted in a manner that meets the requirements of Nasdaq Marketplace Rules, including applicable “independent director” requirements.

RESPONSIBILITIES AND AUTHORITY:

The responsibilities and authority of the Committee shall include the following:

•       Review Board and Board committee structure, composition, practices and future requirements, and make recommendations on these matters to the Board.

•       As needed or appropriate, conduct or authorize searches for potential Board members.

•       Evaluate, propose and approve nominees for election or appointment to the Board.

•       Consider, evaluate and, as applicable, propose and approve, security holder nominees for election to the Board.

•       In performing its responsibilities, the Committee shall have the authority to retain, compensate and terminate any search firm to be used to identify director candidates.

•       Evaluate and make recommendations to the Board concerning the appointment of directors to Board committees and the selection of Board committee chairs.

•       Evaluate and recommend termination of membership of individual directors in accordance with the Board’s governance principles, for cause or for other appropriate reasons.

•       Oversee, and implement as necessary, director continuing education programs, including complying with any applicable director continuing education requirements.

•       Consider and/or adopt a policy regarding the consideration of candidates for the Board recommended by security holders, including, if adopted, procedures to be followed by security holders in submitting recommendations.

•       Periodically determine, as appropriate, whether there are any specific, minimum qualifications that the Committee believes must be met by a nominee approved by the Committee for a position on the Board and whether there are any specific qualities or skills that the Committee believes are necessary for one or more directors to possess.

•       The Committee shall review the disclosure in the Company’s proxy statement for its annual meeting of stockholders and shall inform management whether there are any changes that are necessary or appropriate with respect to disclosure in the proxy statement regarding:  (i) the Committee’s process for identifying and evaluating nominees for director, including nominees recommended by security holders; (ii) any minimum qualifications that the Committee believes must be met by nominees recommended by the Committee; (iii) any specific qualities or skills that the Committee believes are necessary for one or more of the Company’s directors to possess; (iv) the procedures to be followed by security holders in submitting director recommendations; and (v) the policy of the Committee with regard to the consideration of director candidates recommended by security holders.

•       Review and re-examine this Charter annually and make recommendations to the Board for any proposed changes.

•       Form and delegate authority to subcommittees when appropriate; provided, however, that any such subcommittee member must be a member of the Committee.

•       Perform such other tasks as may be delegated to the Committee from time to time by the Board.

•       In performing its responsibilities hereunder, the Committee shall have the authority to obtain advice, reports or opinions from such internal or external counsel and expert advisors as the Committee shall deem necessary or advisable.

The Committee shall not be required to address each responsibility set forth above at each meeting of the Committee, but rather shall take such actions at such times as are reasonably necessary to carry out the responsibilities set forth herein.

MEETINGS:

Meetings of the Committee will be held at the pleasure of the Board and the members of the Committee, from time to time, in response to needs of the Board. Notwithstanding the foregoing, the Committee will meet at least once annually to evaluate and make nominations of qualified candidates for election to the Board at the Annual Meeting of Stockholders.

MINUTES:

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

The Committee will summarize its examinations and recommendations to the Board as appropriate, consistent with the Committee’s charter.

The Committee will provide written reports to the Board regarding the Committee’s nominations for election to the Board.

COMPENSATION:

Members of the Committee shall receive such fees for their service as Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board. Changes in such compensation shall be determined by the Board in its sole discretion.

No members of the Committee may receive any compensation from the Company other than the fees that they receive for service as a member of the Board or any committee thereof and except as permitted by applicable Nasdaq Marketplace Rules.

DETACH HERE

PROXY

AVISTAR COMMUNICATIONS CORPORATION

2006 ANNUAL MEETING OF STOCKHOLDERS

JUNE 1, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of AVISTAR COMMUNICATIONS CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2006, and hereby appoints Gerald J. Burnett and William L. Campbell each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of AVISTAR COMMUNICATIONS CORPORATION to be held on June 1, 2006 at 1:00 p.m. local time, at 555 Twin Dolphin Drive, Suite 360, Redwood Shores, California 94065 and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the mattes set forth on the reverse side.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒ Please mark
Votes as in
this example.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND THE RATIFICATION OF THE APPOINTMENT OF BPM, LLP.

1. Election of Directors. NOMINEES:
(01) Gerald J. Burnett, (02) William L. Campbell, (03) R. Stephen Heinrichs, (04) Robert P. Latta,
(05) Robert M. Metcalfe, (06) Craig F. Heimark, and (07) James W. Zeigon.

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐ WITHHELD FROM:

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above)

2. To ratify the appointment of Burr, Pilger & Mayer, LLP as the Company’s independent registered public accounting firm for the
fiscal year ending December 31, 2006.	For	Against
	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	☐

In their discretion, the proxies are authorized to cumulate votes for the election of directors and to vote upon such other business as may properly come before the meeting or any adjournments thereof.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING        ☐

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only Stockholders of record at the close of business on April 7, 2006 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature:	Date:	Signature:	Date: